UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 11, 2012

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Goddard, Suite 150, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (949) 753-0624

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 11, 2012, CombiMatrix Corporation (the “Company”) issued a press release announcing the hiring, effective May 1, 2012, of Richard Hockett, M.D. as Medical Director of the Company. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and in the exhibit attached to this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

The Company has hired Richard Hockett, M.D. to serve as its Medical Director effective May 1, 2012.

Dr. Hockett, 52, was the Chief Medical Officer for Affymetrix Inc., a provider of genomic analysis tools and reagents for exploration and genetic testing, from 2009 to 2012.  From 1999 to 2008, Dr. Hockett was a Medical Fellow II, Group Leader for Genomic Medicine at Eli Lilly and Company.  Dr. Hockett started his career as an academic pathologist in the Department of Pathology at the University of Alabama, Birmingham, where he oversaw the Clinical Immunology and Molecular Diagnostic laboratories and his research focused on developmental immunology and HIV disease.  Dr. Hockett received his M.D. degree from the University of Minnesota.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of CombiMatrix Corporation dated April 11, 2012 (furnished herewith pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION
(Registrant)

Dated: April 11, 2012	/s/ SCOTT R. BURELL
Scott R. Burell
Chief Financial Officer